11

       HILB, ROGAL AND HAMILTON COMPANY AND SUBSIDIARIES

                           EXHIBIT 11

        STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS


                                 Quarter Ended           Nine Months Ended
                                  September 30,           September 30,

                                  1996       1995        1996        1995
PRIMARY:
  Average shares outstanding   13,284,736  14,373,977  13,512,855  14,616,701

  Net effect of dilutive
   stock options -- based on
   the treasury stock method
   using average fair value        19,336      13,036      26,245       6,734
                               ----------  ----------  ----------  ----------
  Average number of
   shares as adjusted          13,304,072  14,387,013  13,539,100  14,623,435
                               ==========  ========== =========== ===========

  Net income                   $2,240,468  $2,389,471 $10,076,989 $10,627,237
                               ==========  ========== =========== ===========

  Per share amount                   $.17        $.17        $.74        $.73
                                     ====        ====        ====        ====

FULLY DILUTED:
  Average shares
   outstanding                 13,284,736  14,373,977  13,512,855  14,616,701

  Net effect of dilutive
   stock options -- based on
   the treasury stock method
   using the end of period
   value, if higher than
   average fair value              22,328      28,078      26,245     27,674
                               ----------  ----------  ----------  ----------
  Average number of shares
   as adjusted                 13,307,064  14,402,055  13,539,100  14,644,375
                               ==========  ========== =========== ===========

  Net income                   $2,240,468  $2,389,471 $10,076,989 $10,627,237
                               ==========  ========== =========== ===========

  Per share amount                   $.17       $.17         $.74        $.73
                                     ====       ====         ====        ====







Note:The per share amounts for each period presented above do not necessarily support amounts in the statement of consolidated income because common stock equivalents are less than 3% dilutive.